SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 5, 1994



               JAMES RIVER CORPORATION OF VIRGINIA
     (Exact name of registrant as specified in its charter)


                            Virginia
         (State or other jurisdiction of incorporation)


     1-7911                                  54-0848173
(Commission File Number)                (IRS Employer
                                     Identification Number)


          120 Tredegar Street, Richmond, Virginia 23219
  (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (804) 644-5411

Item 2.   Acquisition or Disposition of Assets.

     On July 5, 1994, James River Corporation of Virginia ("James River" or the "Company") announced the completion of the acquisition of the 43.2% indirect ownership interest in Jamont N.V. ("Jamont") previously owned by Rayne Holdings Inc. ("Rayne") for a total consideration of approximately $575 million in cash. Jamont, with operations in 12 European countries and 1993 sales of $1.5 billion, produces branded and private label tissue, hygiene, and foodservice products for the retail and away-from-home markets. James River and Rayne each had previously owned 50% of Jamont Holdings N.V. ("Jamont Holdings") which, in turn, owns 86.4% of Jamont.

      This acquisition increases James River's indirect ownership interest in Jamont from 43.2% to 86.4%. Jamont, which was previously accounted for using the equity method, becomes a consolidated subsidiary of James River effective with the completion of this transaction. As previously announced, this acquisition is being partially financed with $287.5 million of gross proceeds (including $28.8 million of proceeds from the exercise of the underwriters' over-allotment option) from its recent issuance of Series P 9% Cumulative Convertible Preferred Stock (the "Series P Preferred Stock"), which was issued as a Dividend Enhanced Convertible Stock ("DECS") and in the form of depositary shares, with each depositary share representing a one-hundredth interest in a share of the Series P Preferred Stock. Initially, the balance of the purchase price will be funded with borrowings under existing and new credit facilities, which the company ultimately may refinance with proceeds from the sale of debt securities under its current $600 million shelf registration statement. This acquisition terminates a previously disclosed put and call arrangement that had existed between James River and Rayne.

      Following the completion of the acquisition, James River intends to continue to report its operations in its existing three business segments. These segments are: Consumer Products, which includes the manufacture and marketing of towel and tissue and disposable foodservice products; Food and Consumer Packaging, which includes the manufacture of folding cartons, flexible packaging, and packaging papers used in packaging food and other retail consumer goods; and Communications Papers, which includes the manufacture and marketing of a variety of uncoated business and printing papers, coated groundwood printing papers, and premium printing papers. Upon its consolidation, James River intends to report the results of Jamont as part of its Consumer Products segment.

      A copy of the press release announcing the completion of this acquisition is filed herewith as Exhibit 99(a).


Item 5.   Other Events.

      James River received notice from Salomon Brothers Inc, as representatives for the Underwriters of the Series P Preferred Stock, of such Underwriters' full exercise of an option to purchase up to an additional 1,666,666 depositary shares for the purpose of covering over-allotments. On July 11, 1994, James River received additional gross proceeds of $28.8 million on the sale of these shares. These proceeds were used to pay down short-term borrowings used to temporarily fund a portion of the Jamont acquisition. Accordingly, James River has received total gross proceeds of $287.5 million on the sale of 16,666,666 depositary shares.


Item 7.   Financial Statements and Exhibits.

     (a)  (i)   Managing Director's report and audited  financial
          statements  of Jamont Holdings N.V. for the year  ended
          December 31, 1993:

               A.   Managing Director's Report 1993
               B.   Report of independent accountants
               C.   Consolidated  balance sheets as  of  December
                    31, 1993 and 1992
               D.   Consolidated profit and loss account for  the
                    years ended December 31, 1993 and 1992
               E.   Notes  to  the  consolidated accounts  as  of
                    December 31, 1993

          (ii)  Unaudited financial statements of Jamont Holdings
          N.V. for the three months ended March 27, 1994:

               A. Consolidated condensed balance sheet as of March 27, 1994
               B. Consolidated statement of operations for the three months ended March 27, 1994

     (b)  Unaudited  pro  forma financial information  for  James
          River and Jamont Holdings:

          (i) Pro forma consolidated condensed balance sheet as of March 27, 1994

          (ii) Pro forma consolidated statements of operations for the three months ended March 27, 1994 and the year ended December 26, 1993

         (iii) Notes to pro forma consolidated financial information
     (c)  Exhibits

          2 Share Acquisition Agreement between James River Corporation of Virginia, James River International Holdings, Ltd., Montedison S.p.A., Tissue Paper Holdings S.A., and Rayne Holdings Inc., dated April 26, 1994 (incorporated by reference to
               Exhibit 10 to James River's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994).

         99(a) Press release dated July 5, 1994, published by James River -- filed herewith.

         99(b) Financial statements of Jamont Holdings N.V.
               referenced in Item 7(a)(i) above (incorporated by reference to Exhibit 99(b) to James River's Current Report on Form 8-K, dated April 27, 1994).

         99(c) Financial statements of Jamont Holdings N.V.
               referenced in Items 7(a)(ii) above (incorporated by reference to the balance sheet and statement of operations appearing under the heading "Historical Jamont Holdings" on pages S-15 and S-16 of James River's Prospectus Supplement to Registration Statements No. 33-53411 and No. 33-54213 filed under Rule 424(b)(5), dated June 22, 1994).

         99(d) Pro forma financial information referenced in
               Item 7(b) above (incorporated by reference to the pro forma financial information appearing under the heading "Unaudited Pro Forma James River and Jamont Holdings Financial Information" on pages S-13 through S-19 of James River's Prospectus Supplement to Registration Statements No. 33-53411 and No. 33-54213 filed under Rule 424(b)(5), dated June 22, 1994).


                           SIGNATURES


      Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JAMES RIVER CORPORATION OF VIRGINIA



                              By:/s/James R. Hudson, Jr.
                                    James R. Hudson, Jr.
                                    Vice President, Corporate Controller


Date:    July 5, 1994